UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2026

Bleichroeder Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43387	98-1931116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl 47
New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-984-3835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	BCCQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BCCQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BCCQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, the Board of Directors (the “Board”) of Bleichroeder Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), appointed Constantine Dakolias as a director, effective immediately. Mr. Dakolias qualifies as an independent director. Mr. Dakolias has been appointed to serve as the member of the audit committee of the Board.

Mr. Dakolias, age 60, has over three decades of investment, credit and asset management experience. Mr. Dakolias spent nearly 25 years at Fortress Investment Group, a leading global investment manager, where he most recently served as Co-Chairman and previously served as Co-Chief Investment Officer of Fortress's credit and real estate funds. Prior to his tenure at Fortress, Mr. Dakolias was a co-founder and Managing Director of American Commercial Capital LLC, a specialty finance company, and Coronado Advisors, an SEC-registered broker-dealer, both of which were sold to Wells Fargo & Co. in 2001. Mr. Dakolias serves on the Board of Trustees for Columbia University, on the Board of Visitors for the School of Engineering and Applied Science and on Columbia’s Athletic Leadership Committee. Mr. Dakolias also serves on the Board of Trustees for the American School of Classical Studies at Athens. Mr. Dakolias is a co-founder and member of the Executive Committee of The Hellenic Initiative and a member of the Council on Foreign Relations. Mr. Dakolias received a B.S. in Physics from Columbia University. We believe Mr. Dakolias is well-qualified to serve as a director due to his extensive investment, credit and asset management experience, as well as his leadership experience at global investment management and specialty finance firms.

There are no family relationships between Mr. Dakolias and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Dakolias that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, the Company and Mr. Dakolias entered into a joinder to a letter agreement, as well as an indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the current officers and directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLEICHROEDER ACQUISITION CORP. III

Date: July 21, 2026	By:	/s/ Marcello Padula
		Name:	Marcello Padula
		Title:	Chief Executive Officer

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